DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT dated for reference the 27th day of April, 2011.

BETWEEN:

ENERTOPIA CORP., a company duly incorporated under the laws
of the Stat of Nevada and having an office at Suite 950 - 1130 West
Pender Street, Vancouver, BC, V6C 4A4 Ph 604-602-1625 FAX
604-685-1602

(the “Company”)

OF THE FIRST PART

AND:

ROBERT MCALLISTER. of #205 – 171 Commercial Drive,
Kelowna BC V1X 7W2, Ph 250 765 6422

(the “Creditor”)

OF THE SECOND PART

WHEREAS:

A.          The Company is indebted to the Creditor in the amount of US$46,000.00 (the “Debt”); and

B.          The Company wishes to settle a portion the Debt, namely US$25,000.00, by allotting and issuing securities in the capital of the Company to the Creditor and the Creditor is prepared to accept such securities in full satisfaction of the Debt. The Company also wishes to settle another portion of the debt, namely US$21,000.00 with NIL additional consideration.

NOW THEREFORE WITNESSETH that in consideration of the premises and of the covenants and agreements set out herein, the parties hereto covenant and agree as follows:

1.          ACKNOWLEDGMENT OF DEBT

1.1          The Company acknowledges and agrees that it is indebted to the Creditor in the amount of the Debt.

2.          ALLOTMENT AND ISSUANCE OF SECURITIES

2.1          The Company agrees to allot and issue to the Creditor 100,000 shares in the capital of the Company (the “Shares”) at a deemed price of US$0.25 per Share for each US$0.25 of indebtedness as full and final payment of $25,000.00 worth of Debt, and the Creditor agrees to accept the Shares and NIL additional compensation as full and final payment of the $46,000.00 Debt.

2.2          The Creditor hereby agrees that, upon delivery of the Shares by the Company in accordance with the provisions of this Agreement, that all $46,000 of the Debt will be fully satisfied and extinguished effective as of the date set out above, and the Creditor will remise, release and forever discharge the Company and its directors, officers and employees from any and all obligations relating to the entire $46,000 Debt.

3.          REGULATORY RESTRICTIONS

3.1          The Creditor acknowledges to the Company that:

(a)

the Company is relying on exemptions from the registration requirements of the U.S. Securities Act of 1933. The shares have not been registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless registered under such Act or an exemption from the registration requirements of such act, as available.

(b)	the Creditor will be the beneficial owner of the Shares;

(c)	the Shares are not being acquired as a result of any material information that has not been generally disclosed to the public;

(d)

The Creditor acknowledges and agrees that the Shares are being issued pursuant to the exemptions provided for in Sections 2.5 (Family, friends and business associates) and/or 2.24 (Employee, executive officer, director and consultant) of National Instrument 45-106 –

Prospectus and Registration; and

(e)	the Creditor will seek its own independent legal advice as to any restrictions imposed by the U.S. Securities Act of 1933 on the Creditor respecting disposition of the Shares.

(f)	the Shares to be issued in satisfaction of the debt will be subject to the following legend:

“The securities evidenced by this certificate have not been registered under the United States Securities Act of 1933, as amended, or any applicable U.S. State securities law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred or disposed of unless (a) there is an effective registration statement under such act and applicable United States State securities laws covering any such transaction involving said securities, or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration, or (c) this corporation otherwise satisfies itself that such transaction is exempt from registration.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE August 28, 2011.”

4.          GENERAL PROVISIONS

4.1          Time shall be of the essence of this Agreement.

4.2          The Company and the Creditor shall execute such further assurances and other documents and instruments and shall do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

4.3          The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this Agreement.

4.4          This Agreement shall be governed by and construed in accordance with the laws of the United States. 4.5 All dollar amounts referred to in this Agreement have been expressed in United States currency, unless otherwise indicated.

4.6          This Agreement shall enure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors and assigns, as the case may be.

IN WITNESS WHEREOF the parties hereto have executed these present on the day and year first above written.

SIGNED, SEALED and DELIVERED by	)
ROBERT MCALLISTER in the presence of:	)
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Signature	)
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Address	ROBERT MCALLISTER
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Occupation	)

ENERTOPIA CORP.	)
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Authorized Signatory	)
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Authorized Signatory

Please provide the following information:

250-765 6422	kameo300@gmail.com
Creditor's telephone number	Creditor's e-mail address